Exhibit 99.1

JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com

Kristen L. Magnuson, Executive Vice
President & Chief Financial Officer,
JDA Software Group, Inc.
Tel: 480-308-3000

JDA Software Announces Fourth Quarter 2006 Results
Scottsdale, Ariz. — January 29, 2007 — JDA® Software Group, Inc. today announced financial results for the fourth quarter ended December 31, 2006. JDA reported a 61% increase in total revenues to $88.6 million for fourth quarter 2006, compared to total revenues of $55.1 million for fourth quarter 2005. Software revenue for fourth quarter 2006 increased by 14% to $17.7 million, compared to $15.6 million for fourth quarter 2005. The Manugistics acquisition, which closed on July 5, 2006, added $39.6 million to revenue during fourth quarter 2006 including $6.6 million of software revenue.
     JDA reported adjusted non-GAAP earnings for fourth quarter 2006 of $0.20 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, an adjustment to increase the carrying value of Series B Preferred Stock to its redemption value and one-time charges related to the discontinuance and replacement of the Portfolio Replenishment Optimization (PRO) software application, as compared to adjusted non-GAAP earnings of $0.15 per share for fourth quarter 2005, which excludes amortization of acquired software technology and intangibles and impairment charges, all of which are itemized in the attached schedule of non-GAAP measures of performance. The Company reported a GAAP loss for fourth quarter 2006 of ($0.04) per share, as compared to a GAAP loss of ($0.04) per share in fourth quarter 2005. The total revenue and software revenue results are consistent with the preliminary fourth quarter 2006 results that JDA announced on January 11, 2007.
     “Fourth quarter 2006 marked the beginning of the transition to a new JDA. We have established a distinctive and valuable offering and now the market has started to respond with a sequential software revenue increase of 29% over the third quarter 2006,” said JDA CEO Hamish Brewer. “We delivered the majority of the cost synergies from the Manugistics acquisition in the third quarter and now we have completed that process with the announcement of the JDA Enterprise ArchitectureTM, which has already received positive endorsements from our customers and other market leaders.”
     “The elimination of the duplicate products and associated R&D efforts was the right thing to do both in terms of customer satisfaction and long term expense reductions for JDA despite the consequential one-time charges. With these integration issues behind us, we can focus on developing the momentum that is already underway with significant new sales to companies like Office Max and IKEA.”
     Brewer and Kristen L. Magnuson, JDA’s executive vice president and CFO, will provide guidance for 2007 during JDA’s scheduled conference call.
-more-

Fourth Quarter 2006 Highlights
•	Sales Growth in Americas, EMEA: JDA achieved positive sequential and quarter-over-quarter sales growth in its Americas and Europe, Middle East and Africa (EMEA) regions. In the Americas, JDA closed $11.1 million in software license deals in fourth quarter 2006, compared to $7.8 million in third quarter 2006 and $10.2 million in fourth quarter 2005. EMEA closed $5.7 million in software license deals in fourth quarter 2006, compared to $3.6 million in third quarter 2006 and $2.8 million in fourth quarter 2005. Asia Pacific closed $926,000 in software license deals in fourth quarter 2006, compared to $2.3 million in third quarter 2006 and $2.5 million in fourth quarter 2005.
•	IKEA Signs Global Agreement: IKEA, one of the world’s largest home furnishings retailers, extended its JDA investment by licensing multiple Collaboration, Demand & Supply Chain Management applications to use globally across its enterprise.
•	Global Software Activity: With 75% of its software revenues in fourth quarter coming from existing customers, JDA signed 58 new software deals during the quarter, including two contracts that exceeded $1.0 million and four deals for multiple products. High profile customers that signed contracts during the fourth quarter included: BlueLinx Corporation and its Affiliates; American Eagle Outfitters, Inc.; ICA AB IT, an affiliate of Ahold NV; Lego Systems Inc.; D&S SA; Lotte Shopping Co., Ltd.; OfficeMax North America; Hibbett Sporting Goods; and Homebase, Ltd., part of the Argos Retail Group.
•	Strong Financial Position: JDA ended fourth quarter 2006 with $53.6 million in cash and cash equivalents. DSOs were 80 days at the end of fourth quarter 2006, compared to 73 days at the end of third quarter 2006 and 69 days at the end of fourth quarter 2005. Cash flow from operations was $3.0 million in fourth quarter 2006 compared to $5.7 million of negative cash flow from operations in third quarter 2006. During the second half of 2006 the Company paid nearly $6.7 million in direct costs related to the Manugistics acquisition, including $3.0 million in fourth quarter 2006 and purchased $6.1 million of property and equipment.
Fiscal Year 2006 Results
     For the twelve months ended December 31, 2006, total revenues increased 29% to $277.5 million compared to $215.8 million for 2005. With $49.0 million in software license revenues and $129.3 million in maintenance revenues, product revenues increased by 23% to $178.3 million for 2006 compared to $144.9 million in 2005. Representing a 40% increase, service revenues were $99.2 million in 2006 from $70.9 million in 2005.
     JDA reported adjusted non-GAAP earnings for 2006 of $0.57 per share compared to adjusted non-GAAP earnings of $0.58 per share for 2005. The non-GAAP results exclude amortization of acquired software technology and intangibles, restructuring charges, an adjustment to increase the carrying value of Series B Preferred Stock to its redemption value, one-time charges related to the discontinuance and replacement of the Portfolio Replenishment Optimization (PRO) software application and impairment charges, all of which are itemized in the attached schedule of non-GAAP measures of performance. The

Company reported a GAAP net loss applicable to common shareholders of $(0.37) per share for the year ended December 31, 2006 compared to GAAP net income of $0.24 per share in 2005. Cash flow from operations was $15.7 million in 2006 compared to $20.5 million in 2005.
Conference Call Information
     JDA will host a conference call at 4:45 Eastern time today to discuss preliminary earnings results for its fourth quarter ended December 31, 2006. To participate in the call, dial 1-888-694-4676 (United States) or 1-973-582-2737 (International) and ask the operator for the “JDA Software Group Fourth Quarter 2006 Earnings Conference Call.” A replay of the conference call will begin January 29, 2007 at 7:00 pm Eastern time and will end on March 1, 2007 at 12:00 am Eastern time. To hear the replay dial 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 8253889.
     To participate in the live Web cast of the call, go to the following web page at the time of the conference call:
http://viavid.net/dce.aspx?sid=00003978. A replay of the Web cast will be available approximately 10 minutes after the conclusion of the event.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the enduring demand and supply chain partner to the world’s leading retailers, manufacturers and suppliers, helping more than 5,400 customers in more than 60 countries realize real demand chain results. JDA has solidified a unique marketplace position, in that only JDA can offer a complete vertically-focused solution with the depth and breadth of capabilities necessary to enable the Customer-Driven Value Chain. JDA software solutions enable high-performance business process optimization and execution to achieve a connected view of the customer from raw materials flowing into production to end-consumer products at the shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements or statements with forward looking implications include: (i) Mr. Brewer’s comments regarding the sequential quarterly growth in software revenue indicating that the market is responding positively to our new offering; (ii) Mr. Brewer’s comments regarding the positive endorsements regarding our new Enterprise Architecture; and (iii) Mr. Brewer’s comment regarding momentum that we believe is underway as evidenced by the Office Max and IKEA deals. Future events may involve risks and uncertainties, including, but not limited to: (a) the possibility that the market is not and will not respond positively to the combined JDA/Manugistics offering; (b) the possibility that the JDA Enterprise Architecture will not be successful from a technical or market standpoint; and (c) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$53,559	$71,035
Marketable securities	—	40,472

Total cash and marketable securities	53,559	111,507

Accounts receivable, net	79,491	42,415
Deferred tax asset	16,736	4,361
Prepaid expenses and other current assets	17,011	8,142
Promissory note receivable	—	1,213
Assets held for sale	8,700	—

Total current assets	175,497	167,638

Non-Current Assets:
Property and equipment, net	48,391	42,825
Goodwill	134,907	60,531
Other Intangibles, net:
Customer lists	153,711	24,775
Acquired software technology	34,107	15,739
Trademarks	23,091	2,391
Deferred tax asset	46,743	16,673
Other non-current assets	10,392	—

Total non-current assets	451,342	162,934

Total Assets	$626,839	$330,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,843	$1,768
Accrued expenses and other liabilities	47,183	18,677
Income tax payable	5,190	1,386
Current portion of long-term debt	3,281	—
Deferred revenue	66,662	26,775

Total current liabilities	127,159	48,606

Non-Current Liabilities:
Long-term debt.	137,813	—
Accrued exit and disposal obligations	20,885	—

Total non-current liabilities	158,698	—

Total Liabilities	285,857	48,606

Redeemable Preferred Stock	50,000	—

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,536,365 and 30,222,983 shares, respectively	305	302
Additional paid-in capital	275,705	257,816
Deferred compensation	(904)	(725)
Retained earnings	28,258	38,972
Accumulated other comprehensive loss	1,018	(1,188)

	304,382	295,177
Less treasury stock, at cost, 1,176,588 and 1,162,202 shares, respectively	(13,400)	(13,211)

Total stockholders’ equity	290,982	281,966

Total liabilities and stockholders’ equity	$626,839	$330,572

JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Software licenses	$17,734	$15,573	$48,971	$58,508
Maintenance services	43,041	22,100	129,290	86,417

Product revenues	60,775	37,673	178,261	144,925
Consulting services	24,940	15,633	90,085	64,901
Reimbursed expenses	2,934	1,790	9,121	5,997

Service revenues	27,874	17,423	99,206	70,898
Total revenues	88,649	55,096	277,467	215,823

Cost of Revenues:
Cost of software licenses	652	214	2,005	1,638
Amortization of acquired software technology	1,847	1,255	6,132	5,009
Cost of maintenance services.	9,764	5,658	31,793	22,700

Cost of product revenues	12,263	7,127	39,930	29,347
Cost of consulting services	18,563	12,450	65,828	50,882
Reimbursed expenses	2,934	1,790	9,121	5,997

Cost of service revenues	21,497	14,240	74,949	56,879
Total cost of revenues	33,760	21,367	114,879	86,226

Gross Profit	54,889	33,729	162,588	129,597

Operating Expenses:
Product development	17,441	11,148	56,262	44,351
Sales and marketing	17,086	10,830	48,153	40,386
General and administrative	10,899	7,333	34,803	27,071
Amortization of intangibles	3,540	978	8,864	3,572
Restructuring charges	2,243	—	6,225	2,439
Loss on impairment of goodwill	—	9,713	—	9,713
Loss on impairment of trademark	—	200	—	200

Total operating expenses	51,209	40,202	154,307	127,732

Operating Income (Loss)	3,680	(6,473)	8,281	1,865

Net investment income (interest expense)	(2,776)	813	(3,788)	2,637
Change in fair value of Series B Preferred Stock	—
conversion feature	(2,017)	—	(3,086)	—

Income (Loss) Before Income Taxes	(1,113)	(5,660)	1,407	4,502

Income tax (provision) benefit	(117)	4,585	(1,223)	2,458

Net Income (Loss)	(1,230)	(1,075)	184	6,960
Adjustment to increase the carrying amount of the Series B Preferred Stock to its redemption value	—	—	(10,896)	—

Income (Loss) Applicable To Common Shareholders	$(1,230)	$(1,075)	$(10,712)	$6,960

Basic Earnings (Loss) Per Share Applicable to Common Shareholders	$(.04)	$(.04)	$(.37)	$.24

Diluted Earnings (Loss) Per Share Applicable to Common Shareholders	$(.04)	$(.04)	$(.37)	$.24

Shares Used To Compute:
Basic Earnings (Loss) Per Share Applicable to Common Shareholders	29,351	28,853	29,218	28,825

Diluted Earnings (loss) Per Share Applicable to Common Shareholders	29,351	28,853	29,218	29,290

Add 0
JDA Fourth Quarter 2006 Earnings
JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

Operating income (loss) (GAAP BASIS)	$3,680	$(6,473)	$8,281	$1,865

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,847	1,255	6,132	5,009
Add back amortization of intangibles	3,540	978	8,864	3,572
Add back restructuring charges	2,243	—	6,225	2,439
Add back impairment charges	—	9,913	—	9,913
Add back charges for discontinuance of PRO application	1,823	—	1,823	—

Adjusted non-GAAP operating income	$13,133	$5,673	$31,325	$22,798

Add back depreciation	2,581	2,051	8,651	9,182
Add back stock-based compensation	131	280	660	399

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$15,845	$8,004	$40,636	$32,379

NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	4%	(12%)	3%	1%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	4%	2%	4%	2%
Restructuring charges	3%	—%	2%	1%
Impairment charges	—%	18%	—%	5%
Charges for discontinuance of PRO application	2%	—%	1%	—%

Adjusted non-GAAP operating income	15%	10%	12%	11%

Depreciation	3%	4%	3%	4%
Stock-based compensation	—%	1%	—%	—%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization	18%	15%	15%	15%

NON-GAAP EARNINGS (LOSS) PER SHARE

Income (loss) before income taxes	$(1,113)	$(5,660)	$1,407	$4,502
Amortization of acquired software technology	1,847	1,255	6,132	5,009
Amortization of intangibles	3,540	978	8,864	3,572
Restructuring charges	2,243	—	6,225	2,439
Change is fair value of Series B preferred stock redemption feature	2,017	—	3,086	—
Charges for discontinuance and replacement of PRO application	1,823	—	1,823	—
Impairment charges	—	9,913	—	9,913

Adjusted income (loss) before income taxes	10,357	6,486	27,537	25,435
Adjusted income tax expense	3,625	1,997	9,638	8,539

Adjusted net income	$6,732	$4,489	$17,899	$16,896

Adjusted non-GAAP diluted earnings per share	$0.20	$0.15	$0.57	$0.58

Shares used to compute non-GAAP diluted earnings per share	33,448	29,540	31,525	29,290

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

CASH FLOW INFORMATION

Net cash provided by operating activities	$2,990	$10,281	$15,684	$20,536

Net cash used in investing activities:
Purchase of Manugistics Group, Inc., net of cash acquired	$—	$—	$(72,886)	$—
Payment of direct costs related to acquisitions	(3,031)	(182)	(6,683)	(649)
Net (purchases) sales and maturities of marketable securities	—	(5,106)	40,434	(4,673)
Purchase of property and equipment	(3,991)	(952)	(8,049)	(4,860)
Other, net	25	202	1,345	2,154

	$(6,997)	$(6,038)	$(45,839)	$(8,028)

Net cash provided by financing activities:
Issuance of Series B convertible preferred stock	$—	$—	$50,000	$—
Borrowings under term loan agreement and debt costs	—	—	175,000	—
Payment of loan origination fees	—	—	(6,576)	—
Principal payments on term loan agreement	(437)	—	(35,437)	—
Repayment of convertible debt and capital lease obligations	(15)	—	(174,515)	(13)
Purchase of treasury stock	(24)	—	(189)	$(8,659)
Issuance of common stock under equity plans and other, net	551	5,772	2,786	7,258

	$75	$5,772	$11,069	$(1,414)